UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 26th, 2007

ECOTALITY, INC.

(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6821 E. Thomas Road
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                  (480) 219-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 1, 2007 the Registrant closed an agreement to purchase certain assets of Innergy Power Corporation and its wholly-owned subsidiary, Portable Energy De Mexico, S.A. DE C.V. (collectively the “Sellers”). The Registrant had signed an agreement on September, 18, 2007 to purchase the certain assets of Innergy Power Corporation and its wholly-owned subsidiary, Portable Energy De Mexico, S.A. DE C.V. (collectively the “Sellers”).  Innergy Power Corporation designs and manufactures standard and custom solar-power and integrated solar-battery solutions for government, industrial and consumer applications.  The purchase price for the assets was 3,000,000 shares of the Registrant’s common stock (the “Shares”).  The Registrant guaranteed to the Sellers that the Shares would be worth $3,000,000 during the 30 day period commencing 11 months from the closing date or the Registrant would be required to either issue additional shares such that the total shares are worth $3,000,000 at that time or pay the seller $3,000,000 in cash.  The Shares were issued to the seller and are subject to piggy back registration rights and a lock up agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit
99.1	Financial statements of business acquired: Innergy Power Corporation Financial Statements 2005 & 2006
99.2	Pro-forma Financial Statements for the years 2005, 2006 & nine months ended September, 2007
Signatures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	December 26, 2007
Jonathan R. Read

/s/ Harold Sciotto	Secretary	December 26, 2007
Harold Sciotto

/s/ Barry S. Baer	Chief Financial Officer	December 26, 2007
Barry S. Baer